Exhibit 10.35

CITI DISCRETIONARY INCENTIVE AND RETENTION AWARD PLAN

Amended and Restated Effective as of January 1, 2013

PREAMBLE

     The purpose of the Plan is to reward and retain Eligible Employees through discretionary incentive and/or retention awards under the terms and conditions described in the Plan. Awards under the Plan may be contingent upon the Company’s performance, an Eligible Employee’s sector or business unit performance, an Eligible Employee’s individual performance, or any combination of the foregoing.

     This Plan document amends and restates the Plan, and is effective as of January 1, 2013.

ARTICLE I

DEFINITIONS

     As used herein, the following terms have the meanings set forth below.

     “Award” means, as to any Fiscal Year or any other period determined by the Committee or the management of the Company, a discretionary incentive and/or retention award granted to an Eligible Employee in the form of a Cash Bonus, a CAP Award, a DCAP Award, an Equity Award, or any other form of discretionary incentive or retention award made under the terms of the Plan. For the avoidance of doubt, Performance Share Awards may be granted under the Plan.

     “Award Date” means the date on which an Award is made.

     “CAP” means the Capital Accumulation Program, as it may be in effect from time to time.

     “CAP Award” means an award of deferred stock or restricted stock made pursuant to CAP.

     “Cash Bonus” means any component of an Award that is payable to a Participant in currency and not in shares of Company common stock or derivatives thereof, and that is not subject to deferral.

     “Code” means the Internal Revenue Code of 1986, as amended.

     “Committee” means the Personnel and Compensation Committee of the Board of Directors of Citigroup Inc. and any person to whom it has delegated its authority, including but not limited to the Plan Administrator.

     “Company” means Citigroup Inc. and its Subsidiaries.

     “DCAP” means the Deferred Cash Award Plan, as amended from time to time.

     “DCAP Award” means an award made pursuant to DCAP.

     “Eligible Employee” means any employee who (a) is eligible to receive a discretionary incentive and/or retention award package under the Company’s personnel policies as they may be amended from time to time and as in effect on the applicable Award Date, (b) is employed by the Company on the Award Date, and (c) has not given notice of resignation from the Company prior to the Award Date.

     “Equity Award” means any form of award granted pursuant to the SIP which is not a CAP Award.

     “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

     “Fiscal Year” means the accounting fiscal year of the Company.

     “Gross Misconduct” means, unless the terms of an Award or Company policy specifically applicable to the Plan specifically provide otherwise, any conduct that is determined by the Committee, in its sole discretion, (a) to be in competition with the Company’s business operations, (b) to be in breach of any obligation that Participant owes to the Company or Participant’s duty of loyalty to the Company, (c) to be materially injurious to the Company, or (d) to otherwise constitute gross misconduct.

     “Participant” means an Eligible Employee who has received an Award under the Plan.

     “Performance Share Award” means an incentive award calculated with reference to the value of Company common stock that has a performance period of at least three years and delivers value according to the Company’s performance against objective metrics such as total shareholder return or return on assets. Performance Share Awards may be payable in cash, an Equity Award, or any other form of discretionary incentive or retention award permitted to be made under the terms of this Plan.

     “Plan” means the Citi Discretionary Incentive and Retention Award Plan, as it may be amended from time to time.

     “Plan Administrator” means the Senior Human Resources Officer of Citigroup Inc., which is currently the Head, Human Resources of Citigroup Inc., or his or her delegates. Any such delegation need not be in writing.

     “Program” means CAP, DCAP, or any other discretionary incentive or retention award program administered by the Company pursuant to the Plan.

     “SIP” means the Citigroup 2009 Stock Incentive Plan, as it may be amended from time to time, and any successor thereto.

     “Sub Plans” shall have the meaning ascribed thereto Section 4.03.

     “Subsidiary” shall have the meaning set forth in the SIP.

     “Vesting Conditions” means any term, condition or restriction, including without limitation any performance-based condition or criteria, described in the award documents applicable to an Award that a Participant must satisfy in order to receive a payment, distribution or otherwise realize monetary value from an Award.

ARTICLE II

AWARDS

     Section 2.01 Awards. For each Fiscal Year or other period determined under the terms of an Award, the Committee and/or management of the Company is authorized, consistent with the terms of the Plan, to grant Awards to Eligible Employees and to determine the amount of and the terms (including any Vesting Conditions) of the Awards granted to Eligible Employees in respect of such period. The terms of the Awards shall be set forth in Award agreements, prospectuses, or such other documents specifically designated by the Company as setting forth the terms of the Awards. The value of each Eligible Employee’s Award will depend upon performance factors which may include the Company’s performance, his or her division’s performance and his or her individual performance, including an assessment of risk management practices and/or use of risk capital. The decision whether to grant an Award and how much to grant is at the sole discretion of Company management, or where applicable, the Committee. The Committee’s governance approval authorities shall govern which Awards are expressly subject to Committee approval or review and which may be made at the sole discretion of Company management. The Plan Administrator may require a Participant to sign (or acknowledge receipt of) an Award agreement as a condition of participation in the Plan. If the Plan Administrator does not require the execution of an Award agreement by a Participant, acceptance of any benefit of the Award by the Participant shall constitute agreement by the Participant to the terms, conditions, restrictions and limitations set forth in the Plan and any Award Agreement as well as the administrative guidelines and practices of the Company in effect from time to time relating to the Plan.

     Section 2.02 Clawbacks.

     (a) The terms of any Award granted pursuant to the Plan may provide that such Award may or shall be canceled, forfeited, or subject to recovery by the Company, whether or not the Award has been vested, distributed, or paid, if the Committee, in its sole discretion, determines that (i) Participant received the Award based on materially inaccurate audited publicly reported financial statements, (ii) Participant knowingly engaged in providing materially inaccurate information relating to audited publicly reported financial statements, (iii) Participant materially violated any risk limits established or revised by senior management and/or risk management, or (iv) Participant has engaged in Gross Misconduct.

     (b) The Committee may determine that, with respect to an Award that is subject to any legal, regulatory or governmental requirement, direction, supervisory comment, guidance or promulgation that so requires or where any Award Agreement that so provides, if (i) there is reasonable evidence that a Participant engaged in misconduct or committed material error, in either case in connection with his or her employment, or (ii) the Company or such Participant’s business unit has suffered a material downturn in its financial performance or a material failure of risk management, the Committee in its sole discretion may determine that such Participant shall not be entitled to any unpaid amount under the Plan or that any such amount shall be reduced.

     (c) The terms of any Award granted pursuant to the Plan may provide that other specified clawback, cancellation, recovery, or forfeiture provisions shall apply.

ARTICLE III

ADMINISTRATION

     Section 3.01 Taxes and Withholding. As a condition to any payment or distribution of any Award made pursuant to the Plan, the Company may, in its discretion, require a Participant to pay such sum to the Company as may be necessary to discharge the Company’s obligations with respect to any taxes, assessments or other governmental charges, whether of the United States or any other jurisdiction, imposed on the Participant on account of his or her participation in the Plan. In the discretion of the Company, the Company may deduct or withhold such sum from any payment or distribution to the Participant, whether pursuant to the Plan or otherwise. In addition, the Company may require a Participant to pay the Company an amount necessary to discharge Company obligations with respect to any payroll taxes that may be owed on the Participant’s Account Balance that are no longer subject to a substantial risk of forfeiture.

     Section 3.02 Currency and Foreign Exchange Rates. Generally, Cash Bonuses or other cash payments made pursuant to the Plan will be paid in the currency in which they are denominated, but in some circumstances, such as if a Participant’s Company employer or work country changes during the vesting period, at the discretion of the Company, Participant’s vested cash Award may be settled by a payment in the original award currency or in the currency of the Participant’s current work country or country of residence, or by a combination of payments from former Company employers or Citigroup Inc. in one or more currencies. In cases where a cash Award is settled in full or in part by payment in a currency other than the original award currency, the Company will convert the award currency to the payment currency at a market exchange rate on the date of payment, as determined by the Company.

     Section 3.03 Nontransferability. Except as may be provided for in award documents applicable to Awards granted pursuant to a Program, no Participant nor any creditor or beneficiary of any Participant shall have the right to subject an amount payable or distributable under this Plan to any anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment during the Participant’s lifetime, including but not limited to, in connection with a divorce, legal separation, or similar event.

     Section 3.04 Plan Administration. The Plan shall be administered by the Plan Administrator. The Plan Administrator or his or her delegates shall have discretionary authority to interpret the Plan, to make all legal and factual determinations, and to determine all questions arising in the administration of the Plan, including, without limitation, the reconciliation of any inconsistent provisions, the resolution of ambiguities, the correction of any defects, and the supplying of omissions. Each interpretation, determination or other action made or taken pursuant to the Plan by the Plan Administrator shall be final and binding on all persons, subject to the provisions of Section 5.10 hereof concerning arbitration. To the extent permitted by applicable law, the Committee or the Plan Administrator may at any time delegate to one or more employees of the Company some or all of its authority over the administration of the Plan. Such delegation need not be in writing.

     Section 3.05 Policies. Company management may adopt written or unwritten policies from time to time that govern Plan administration.

ARTICLE IV

AMENDMENT AND TERMINATION

     Section 4.01 Right to Amend or Terminate the Plan. The Committee may, in its sole discretion, modify, amend, terminate or suspend the Plan at any time, which modification, amendment, termination or suspension shall not require the consent of the affected Participants and which may be made irrespective of whether it could result in adverse tax consequences to any Participant.

     Section 4.02 Action Following Termination of the Plan. Upon termination of the Plan, the Committee or the Plan Administrator may take such action with respect to each Award as it reasonably determines is necessary or desirable. No termination of the Plan will give rise to a claim by any Participant of constructive termination of employment.

     Section 4.03 Sub Plans. The Company may, in its sole discretion, create separate sub-plans (“Sub Plans”) under the Plan, which shall provide for participation in the Plan by Eligible Employees employed outside of the United States. Each Sub Plan shall comply with local laws applicable to incentive or retention plans.

ARTICLE V

GENERAL PROVISIONS

     Section 5.01 Unfunded Status of the Plan. The Plan is unfunded. Any Award made pursuant to the Plan shall represent at all times an unfunded and unsecured contractual obligation of the Company. Each Participant and each of his or her beneficiaries will be unsecured creditors of the Company with respect to all obligations owed to any of them under the Plan. Amounts payable or distributable under the Plan will be satisfied solely out of the general assets of the Company subject to the claims of its creditors. A Participant and his or her beneficiaries will not have any interest in any fund or in any specific asset of the Company of any kind by reason of any return credited to him or her hereunder, nor shall the Participant or any of his or her beneficiaries or any other person have any right to receive any payment or distribution under the Plan except as, and to the extent, expressly provided pursuant to applicable Award documents. The Company will not segregate any funds or assets to provide for the distribution in respect of an Award or issue any notes or security for the payment thereof. Any reserve or other asset that the Company may establish or acquire to assure itself of the funds to provide payments required under the Plan shall not serve in any way as security to any Participant or any beneficiary of a Participant for the performance of the Company under the Plan.

     Section 5.02 ERISA Status of the Plan. The Plan is a discretionary incentive and retention award plan and is not intended to be subject to ERISA, and it shall be operated and interpreted consistent with such intent. A Program may be subject to ERISA if the express terms of the Program so provide.

     Section 5.03 No Right to Continued Employment. Neither the Plan nor any action taken or omitted to be taken pursuant to or in connection with the Plan shall be deemed to (a) create or confer on a Participant any right to be retained in the employ of the Company, (b) interfere with or limit in any way the Company’s right to terminate the employment of a Participant at any time or (c) confer on a Participant any right or entitlement to compensation in any specific amount for any future Fiscal Year. In addition, an Eligible Employee’s eligibility for an Award for a given Fiscal Year shall not be deemed to create or confer on the Participant any right to an Award, or any benefit or payment in any similar plan or program that may be established by the Company, in respect of any future Fiscal Year.

     Section 5.04 Offset Rights. Notwithstanding any provisions of the Plan to the contrary, to the extent consistent with the requirements of Section 409A of the Code, the Company may offset against any payments or distributions that would have otherwise been made to a Participant under the Plan by (a) any amounts which such Participant may owe to the Company, or (b) any amounts paid by the Company to a third party pursuant to any award, judgment, or settlement of a complaint, arbitration or lawsuit of which such Participant was the subject.

     Section 5.05 Governing Documents. Notwithstanding any provision of this Plan to the contrary, if an Award is granted pursuant to the terms of a Program, the Award documents under the Program shall control in the event of any conflict between the terms of the Plan and the applicable Award documents under the Program.

     Section 5.06 Successors. The obligations of the Company under this Plan shall be binding upon the successors of the Company.

     Section 5.07 Governing Law. The Plan shall be subject to and construed in accordance with the laws of the State of New York, without regard to any conflicts or choice of law rule or principle that might otherwise refer the interpretation of the Plan to the substantive law of another jurisdiction.

     Section 5.08 Construction. The headings in this Plan have been inserted for convenience of reference only and are to be ignored in any construction of any provision hereof. Use of one gender includes the other, and the singular and plural include each other.

     Section 5.09 Arbitration. Any disputes related to the Plan or an Award shall be resolved by arbitration in accordance with the Company’s arbitration policies. In the absence of an effective arbitration policy, any dispute in any way related to or arising out of the Plan or an Award shall be submitted to arbitration in accordance with the rules of the American Arbitration Association.